                                                                    Exhibit 99.1

                               LECTEC CORPORATION

            Contact: Dr. Alan C. Hymes, M.D., CEO (952-933-2291 X27)

                    LECTEC CORPORATION REPORTS FOURTH QUARTER
                     AND YEAR END FINANCIAL RESULTS FOR 2004


MARCH 25, 2005 - - EDINA, MN - LECTEC CORPORATION (OTCBB: LECT) reported today the financial results of the Company for the three and twelve months ended December 31, 2004. During the fourth quarter ended December 31, 2004, the Company wound down its manufacturing operations, exited from the contract manufacturing business, and sold off a significant portion of its manufacturing assets to Novartis Consumer Health, Inc. The Company will continue as an intellectual property licensing and holding company. Due to these changes, the Company's financial statement presentation has been revised to reflect the Company's manufacturing business as discontinued operations and its intellectual property licensing business as its only continuing operation. In accordance with accounting principles generally accepted in the United States of America, the Company has also restated prior period financial statements so that they reflect the manufacturing business as a discontinued operation. Due to the complexity of this change in presentation, the need to restate prior periods and the comparatively low staffing levels at the Company, the Company anticipates that its Annual Report on Form 10-KSB will not be ready for filing by its normal due date of March 31, 2005. The Company expects to file for a fifteen day extension of the due date and currently anticipates that it will be able to file the Form 10-KSB by the end of that extension period.

RESULTS OF CONTINUING OPERATIONS

The Company had no revenue from continuing operations for the fourth quarter of 2004 or the comparable quarter of 2003. The Company had a net loss from continuing operations of ($278,462) or ($0.07) per basic and diluted share for the fourth quarter of 2004, compared to a net loss from continuing operations of ($408,460) or ($0.10) per basic and diluted share for the fourth quarter of 2003. The improvement in the net loss from continuing operations of $129,998 for the fourth quarter of 2004 compared to the same quarter of 2003 was due primarily to lower salary and benefit expenses because of reduced staffing in the fourth quarter of 2004.

The Company recorded licensing fee income of $1,065,000 for the year ended December 31, 2004. There was no licensing fee income for the year ended December 31, 2003. The licensing fee income was paid under a supply and licensing agreement that the Company entered into with Novartis Consumer Health, Inc. during the third quarter of 2004. Net loss from continuing operations for 2004 was ($123,153) or ($0.03) per basic and diluted share, compared to a net loss from continuing operations for 2003 of ($1,615,430), or a loss of ($0.40) per basic and diluted share. The improvement in the results from continuing operations for 2004 as compared to 2003 was due to receipt of licensing fee income in 2004, coupled with lower salary and benefit expenses during 2004.

On January 21, 2005, LecTec's Board of Directors announced that it had declared a cash dividend of $0.06 per share, payable on March 11, 2005 to shareholders of record on February 25, 2005. LecTec Corporation had approximately 4,113,739 shares outstanding on the record date.



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RESULTS OF DISCONTINUED OPERATIONS

Income from discontinued operations for the fourth quarter ended December 31, 2004 was $1,334,736 or $0.33 and $0.32 per basic and diluted share, respectively, compared to income from discontinued operations of $263,530 or $0.06 per basic and diluted share for the same period in 2003. Final sales to Novartis Consumer Health, Inc. in the fourth quarter of 2004 were $2,334,646, compared to sales to Novartis Consumer Health, Inc. of $1,262,300 for the same period in 2003. The improvement in the income from discontinued operations for the fourth quarter of 2004 over the comparable quarter of 2003 was attributable primarily to a gain on the sale of manufacturing assets of $473,898, higher gross margins on sales during the period, and reduced expenses and overhead associated with the wind down of manufacturing operations.

Income from discontinued operations for the year ended December 31, 2004 was $2,419,832, or $0.60 and $0.59 per basic and diluted share, respectively, compared to income from discontinued operations of $333,669 or $0.08 per basic and diluted share for 2003. Sales to the Company's largest customer, Novartis Consumer Health, Inc. were $6,341,998 for 2004, compared to sales of $4,245,026 for 2003. The improvement in the income from discontinued operations for 2004 over 2003 is attributable to a gain on the sale of manufacturing assets of $611,954, higher income and gross margins from manufacturing operations, and reduced expenses and overhead reductions related to the wind down of manufacturing operations.

NET RESULTS OF OPERATIONS

Net income for the fourth quarter of 2004 was $1,056,274, or $0.26 and $0.25 per basic and diluted share, respectively, compared to a net loss for the fourth quarter of 2003 of ($144,930), or ($0.04) per basic and diluted share.

Net income for 2004 was $2,296,679, or $0.57 and $0.56 per basic and diluted share, respectively, compared to a net loss of ($1,281,761), or ($0.32) per basic and diluted share. The overall improvement in net income for the fourth quarter of 2004 and the year ended December 31, 2004 over the comparable periods in 2003 is due to the reasons stated above.

LIQUIDITY

Total assets increased slightly from $2,690,650 at December 31, 2003 to $2,803,134 at December 31, 2004; however, the Company's liquid assets in the form of cash and cash equivalents increased from $483,844, or 18.0% of total assets, at December 31, 2003 to $2,239,318, or 80.0% of total assets, at December 31, 2004. This increase in liquid assets was due primarily to the sale of the assets related to the Company's manufacturing business in the fourth quarter of 2004, coupled with the receipt of licensing fee income of $1,065,000 during the third quarter of 2004.

This press release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the company and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the company's actual results to differ materially from the results discussed in these statements. Factors that might cause such differences include, but are not limited to, the Company's dependence on royalty income, the success or failure of any attempt by the Company to protect or enforce its patents, and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, and particularly in Exhibit 99.01 to our Form 10-KSB for the year ended December 31, 2003.


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LECTEC CORPORATION

STATEMENTS OF OPERATIONS

(in thousands except per share data)

                                                              Three months ended               Twelve months ended
                                                                  December 31,                     December 31,
                                                         -----------------------------     -----------------------------
                                                             2004             2003            2004              2003
                                                         ------------     ------------     -----------     -------------
                                                          (unaudited)      (restated)      (unaudited)       (restated)
Continuing operations:
----------------------
Revenue - royalty and licensing fee income                $        -       $       -        $   1,065       $         -
Operating expenses                                               281              408           1,189             1,615
                                                         -----------      -----------      ----------      ------------
Loss from continuing operations
   before income taxes                                          (281)            (408)           (124)           (1,615)
Income tax benefit                                                 3               -                1                 -
                                                         -----------      -----------      ----------      ------------
   Loss from continuing operations                              (278)            (408)           (123)           (1,615)
                                                         -----------      -----------      ----------      ------------
Discontinued operations:
------------------------
Income from discontinued operations
   before income taxes                                         1,350              263            2,448              333
Income tax expense                                               (16)               -              (28)               -
                                                         -----------      -----------      -----------     ------------
   Income from discontinued operations                         1,334              263            2,420              333
                                                         -----------      -----------      -----------     ------------
Net income (loss)                                         $    1,056        $    (145)       $   2,297       $   (1,282)
                                                         ===========      ===========      ===========     ============

Weighted average common shares outstanding:
   Basic                                                       4,029            3,971            4,012            3,966
                                                         ===========      ===========      ===========     ============
   Diluted                                                     4,162            3,971            4,131            3,966
                                                         ===========      ===========      ===========     ============


Earnings (loss) per common share:
Basic -
   Continuing operations                                   $   (0.07)       $   (0.10)       $   (0.03)      $    (0.40)
   Discontinued operations                                      0.33             0.06             0.60             0.08
                                                         -----------      -----------      -----------     ------------
   Total                                                   $    0.26        $   (0.04)       $    0.57       $    (0.32)
                                                         ===========      ===========      ===========     ============

Diluted -
   Continuing operations                                   $   (0.07)       $   (0.10)       $   (0.03)      $    (0.40)
   Discontinued operations                                      0.32             0.06             0.59             0.08
                                                         -----------      -----------      -----------     ------------
   Total                                                   $    0.25        $   (0.04)       $    0.56       $    (0.32)
                                                         ===========      ===========      ===========     ============



BALANCE SHEET DATA

(in thousands)

                                                                           (unaudited)                 (restated)
                                                                       DECEMBER 31, 2004         December 31, 2003
                                                                       -----------------         -----------------
Cash and cash equivalents                                               $       2,239               $        484
Prepaid expenses and other                                                        138                         64
Discontinued operations - assets                                                  193                      1,931
Working capital                                                                 2,049                       (303)
Other assets                                                                      233                        212
Total assets                                                                    2,803                      2,691
Accrued expenses                                                                  248                        172
Discontinued operations - liabilities                                             273                      2,610
Shareholder's equity (deficit)                                                  2,282                       (154)
Total liabilities and equity                                                    2,803                      2,691





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